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                                                                   EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262, of Roberds, Inc. on Form S-8, and (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8 of our report dated February 27, 1997 appearing in this Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
February 27, 1997


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